Exhibit 10.7

Indemnification Agreement

This Indemnification Agreement (this “Agreement”) is made as of this           day of                         , 202__, by and between Prime Meridian Holding Company, a Florida corporation (the “Corporation”), and                                              , a director, officer, employee, agent, or representative (as hereinafter defined) of the Corporation (the “Indemnitee”).

Whereas, the Corporation and the Indemnitee are each aware of the exposure to litigation officers, directors, employees, agents, and representatives of the Corporation have as they exercise their duties to the Corporation,

Whereas, the Corporation and the Indemnitee are also aware of conditions in the insurance industry that have affected and may continue to affect the Corporation’s ability to obtain appropriate liability insurance on an economically acceptable basis,

Whereas, the Corporation and Indemnitee recognize that plaintiffs often seek damages in such substantial amounts and the costs of litigation may be so large (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers,

Whereas, the Corporation believes that it is unfair for its directors and officers to assume the risk of huge judgements and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable,

Whereas, the Corporation desires to continue to benefit from the services of highly qualified, experienced, and otherwise competent persons such as the Indemnitee,

Whereas, the Indemnitee desires to serve or to continue to serve the Corporation as a director, officer, employee, or agent or as a director, officer, employee, agent, or trustee of another corporation, joint venture, trust, or other enterprise in which the Corporation has a direct or indirect ownership interest, for so long as the Corporation continues to provide, on an acceptable basis, adequate and reliable indemnification against liabilities and expenses that may be incurred by the Indemnitee,

Whereas, the Corporation’s Bylaws require the Corporation to indemnify its directors and officers to the fullest extent permitted by the Florida Business Corporation Act,

Whereas, the indemnification provisions of the Florida Business Corporation Act expressly provide that such provisions are non-exclusive and contemplate that contracts may be entered into between the Corporation and its directors and officers with respect to indemnification,

Whereas, the Board of Directors has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Corporation and its stockholders, and

Whereas, the Indemnitee considers it a necessary condition to the Indemnitee’s agreement to serve as an officer of the Corporation to have adequate protection and appropriate contractual rights to indemnification from the Corporation and the Corporation desires the Indemnitee to serve in such capacity and to have such protection and rights as set forth in this Agreement.

Now, Therefore, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.            Indemnification.  Subject to the exclusions contained in section 9 of this Agreement, the Corporation shall indemnify the Indemnitee for the Indemnitee’s activities as a director, officer, employee, or agent of the Corporation or as a person who is serving or has served at the request of the Corporation (“representative”) as a director, officer, employee, agent, or trustee of another corporation, joint venture, trust, or other enterprise, domestic or foreign, in which the Corporation has a direct or indirect ownership interest (an “affiliated entity”) against expenses (including, without limitation, attorneys’ and experts’ fees, appeal bonds, out-of-pocket expenses, judgments, fines, and amounts paid or payable in settlement) actually and reasonably incurred (“Expenses”) in any claim against Indemnitee that is the subject of any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, investigative, discovery request, or otherwise and whether formal or informal, any appeal, and the giving of testimony in any threatened, pending, or completed claim, action, suit or proceeding (a “Proceeding”), to which Indemnitee was, is, or is threatened to be made a party by reason of facts that include Indemnitee’s being or having been such a director, officer, employee, agent, or representative, to the extent of the highest and most advantageous to the Indemnitee, as determined by the Indemnitee, of one or any combination of the following –

(a)          indemnification provided by the Corporation’s Articles of Incorporation (“Articles”) or Bylaws, in either cae as the same may be amended or restated, or the Articles of Incorporation or Bylaws of an affiliated entity of which the Indemnitee serves as a representative, in each case as in effect on the date hereof,

(b)          indemnification provided by the Corporation’s Articles or Bylaws, or the Articles of Incorporation or Bylaws of an affiliated entity of which the Indemnitee serves as a representative, in each case as in effect when Expenses are incurred by the Indemnitee,

(c)          indemnification allowable under Florida law in effect at the date hereof or as amended to increase the scope of indemnification,

(d)          indemnification allowable under the law of the jurisdiction under which the Corporation exists when Expenses are incurred by the Indemnitee,

(e)          indemnification available under any liability insurance obtained by the Corporation in effect when a claim is made against Indemnitee,

(f)           indemnification available under any liability insurance obtained by the Corporation in effect when Expenses are incurred by the Indemnitee, and

(g)          such other indemnification benefits as are or may be otherwise available to Indemnitee.

A combination of two or more of the indemnification benefits provided by (a) through (g) shall be available to the extent that the Applicable Document (as hereafter defined) does not require that the benefits provided therein be exclusive of other benefits.  The document or law providing for the indemnification benefits listed in items (a) through (g) above is called the “Applicable Document” in this Agreement.  The Corporation hereby undertakes to use its best efforts to assist Indemnitee in all proper and legal ways to obtain the indemnification benefits selected by Indemnitee under item (a) through (g) above.

For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans for employees of the Corporation or of any affiliated entity, without regard to ownership of such plans; references to “fines” shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation that imposes duties on or involves services by the Indemnitee with respect to an employee benefit plan, its participants, or beneficiaries; references to the masculine shall include the feminine; references to the singular shall include the plural and vice versa; and if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner consistent with the standards required for indemnification by the Corporation under the Applicable Documents.

2.            Insurance.  The Corporation shall maintain liability insurance for so long as Indemnitee’s services are covered hereunder, provided and to the extent that such insurance is available on a basis acceptable to the Corporation.  However, the Corporation agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Corporation.  Payments made to Indemnitee under an insurance policy obtained or retained by the Corporation shall reduce the obligation of the Corporation to make payments hereunder by the amount of the payments made under any such insurance policy.

3.            Payment of Expenses.  At Indemnitee’s request, after receipt of written notice under section 5 hereof and an undertaking in the form of Exhibit A attached hereto by or on behalf of Indemnitee to repay such amounts so paid on Indemnitee’s behalf if it shall ultimately be determined under the Applicable Document that Indemnitee is not entitled to be indemnified by the Corporation for such Expenses, the Corporation shall pay the Expenses as and when incurred by Indemnitee.  That portion of Expenses representing attorneys’ fees and other costs incurred in defending any proceeding shall be paid by the Corporation within 30 days after the Corporation receives the request and reasonable documentation evidencing the amount and nature of the Expenses, subject to the Corporation also having received such a notice and undertaking.

4.            Additional Rights.  The indemnification provided in this Agreement shall not be exclusive of any other indemnification or right to which Indemnitee may be entitled and shall continue after Indemnitee has ceased to occupy a position as an officer, director, employee, agent, or representative as described in section 1 above with respect to Proceedings relating to or arising out of Indemnitee’s acts or omissions during the Indemnitee’s service in such position.  The indemnification benefits provided to Indemnitee under this Agreement for the Indemnitee’s service as a representative of an affiliated entity shall be payable if and only if and only to the extent that reimbursement to Indemnitee by the affiliated entity with which Indemnitee has served as a representative, whether pursuant to agreement, applicable law, articles of incorporation or association, bylaws or regulations of the entity, or insurance maintained by such affiliated entity, is insufficient to compensate Indemnitee for Expenses actually incurred and otherwise payable by the Corporation under this Agreement.  Any payments made to or on behalf of the Indemnitee directly or indirectly by the affiliated entity with which Indemnitee served as a representative shall reduce the obligation of the Corporation hereunder.

5.            Notice to Corporation.  Indemnitee shall provide to the Corporation prompt written notice of any Proceeding brought, threatened, asserted, or commenced against Indemnitee for which Indemnitee may assert a right to indemnification hereunder; provided, however, that failure to provide notice shall not in any way limit Indemnitee’s rights under this Agreement.

6.            Cooperation in Defense and Settlement.  Indemnitee shall not make any admission or effect any settlement without the Corporation’s written consent unless Indemnitee shall have determined to undertake the Indemnitee’s own defense in such matter and has waived the benefits of this Agreement.  The Corporation shall not settle any Proceeding to which Indemnitee is a party in a manner that would impose any Expense on Indemnitee without the Indemnitee’s written consent.  Neither Indemnitee nor the Corporation shall unreasonably withhold consent to the proposed settlement.  Indemnitee and the Corporation shall cooperate to the extent reasonably possible with each other and with the Corporation’s insurers in attempts to defend or settle such Proceeding.

7.            Assumption of Defense.  Except as otherwise provided below, the Corporation jointly with any other indemnifying party similarly notified may assume Indemnitee’s defense in any Proceeding, with counsel mutually satisfactory to Indemnitee and the Corporation.  After notice from the Corporation to Indemnitee of the Corporation’s election to assume such defense, the Corporation shall not be liable to Indemnitee under this Agreement for Expenses subsequently incurred by Indemnitee in the defense thereof, other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of the Corporation’s assumption of the defense thereof shall be at Indemnitee’s expense unless:

(a)          the employment of counsel by Indemnitee is authorized by the Corporation,

(b)          counsel employed by the Corporation initially is unacceptable or later becomes unacceptable to Indemnitee and such unacceptability is reasonable under then existing circumstances,

(c)          Indemnitee reasonably concludes that there is a conflict of interest between Indemnitee and the Corporation (or another party being represented jointly with the Corporation) in the conduct of the defense of such Proceeding, or

(d)          the Corporation does not employ counsel promptly to assume the defense of the Proceeding,

in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation and subject to payment under this Agreement.  The Corporation shall not be entitled to assume the defense of Indemnitee in any Proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made either of the conclusions provided for in clauses (b) or (c) above.

8.            Enforcement.  If a dispute or controversy arises under this Agreement between Indemnitee and the Corporation about whether the Indemnitee is entitled to indemnification for any Proceeding or for Expenses incurred, then for each such dispute or controversy the Indemnitee may seek to enforce the Agreement through legal action or, at Indemnitee’s sole option and written request, through arbitration.  If the Indemnitee requests arbitration, the dispute or controversy shall be submitted by the parties to binding arbitration in Leon County, Florida before a single arbitrator agreeable to both parties; provided, however, that indemnification for any claim, issue, or matter in a Proceeding brought against Indemnitee by or in the right of the Corporation and as to which Indemnitee is adjudged liable for negligence or misconduct in the performance of the Indemnitee’s duty to the Corporation shall be submitted to arbitration only to the extent permitted under the Applicable Document and applicable law then in effect.  If the parties cannot agree on a designated arbitrator within 15 days after arbitration is requested in writing by the Indemnitee, the arbitration shall proceed in Leon County, Florida before an arbitrator appointed by the American Arbitration Association.  In either case, the arbitration proceeding shall commence promptly under the rules then in effect of that Association.  The arbitrator agreed to by the parties or appointed by that Association shall be an attorney other than an attorney who has been or is associated with a firm having associated with it an attorney who has been retained by or performed services for the Corporation or Indemnitee at any time during the five years preceding commencement of arbitration.  The award shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof.  The prevailing party shall be entitled to prompt reimbursement of any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with such legal action or arbitration; provided, however, that the Indemnitee shall not be required to reimburse the Corporation unless the arbitrator or court resolving the dispute determines that Indemnitee acted in bad faith in bringing the action or arbitration.

9.            Exclusions.  Regardless of the scope of indemnification available to Indemnitees from time to time under any Applicable Document, no indemnification, reimbursement, or payment shall be required of the Corporation hereunder for –

(a)          any claim or any part thereof for which Indemnitee is determined by a court of competent jurisdiction, from which no appeal is or can be taken, by clear and convincing evidence, to have acted with deliberate intent to cause injury to the Corporation or with reckless disregard for the best interests of the Corporation,

(b)          any claim or any part thereof arising out of acts or omissions for which applicable law prohibits elimination of liability,

(c)          any claim or any part thereof arising under section 16(b) of the Securities Exchange Act of 1934 for which Indemnitee is obligated to pay any penalty, fine, settlement, or judgment,

(d)          any obligation of Indemnitee based upon or attributable to the Indemnitee gaining in fact any improper personal benefit, gain, profit, or advantage, or

(e)          any proceeding initiated by Indemnitee without the consent or authorization of the Corporation’s board of directors, provided that this exclusion shall not apply to any claims brought by Indemnitee (x) to enforce the Indemnitee’s rights under this Agreement or (y) in any Proceeding initiated by another person or entity, regardless of whether the claims were brought by Indemnitee against a person or entity who was otherwise a party to such proceeding.

Nothing in this section 9 shall eliminate or diminish the Corporation’s obligations to advance that portion of Indemnitee’s Expenses representing attorneys’ fees and other costs incurred in defending any proceeding under section 3 of this Agreement.

Furthermore, despite anything to the contrary in this Agreement, nothing in this Agreement requires indemnification, reimbursement, or payment by the Corporation, and the Indemnitee shall not be entitled to demand indemnification, reimbursement, or payment under this Agreement, if and to the extent indemnification, reimbursement, or payment constitutes a “prohibited indemnification payment” within the meaning of Federal Deposit Insurance Corporation Rule 359.1(l)(1) [12 CFR 359.1(l)(1)].

10.          Extraordinary Transactions.  The Corporation covenants and agrees that if a merger, consolidation, or reorganization occurs in which the Corporation is not the surviving entity, if there is a sale of all or substantially all of the assets of the Corporation, or if there is a liquidation of the Corporation (each such event being hereinafter referred to as an “extraordinary transaction”), the Corporation shall –

(a)          have the obligations of the Corporation under this Agreement expressly assumed by the survivor, purchaser, or successor, as the case may be, in such extraordinary transaction, or

(b)          otherwise adequately provide for the satisfaction of the Corporation’s obligations under this Agreement in a manner acceptable to the Indemnitee.

11.         No Personal Liability.  Indemnitee agrees that neither the directors nor any officer, employee, representative, or agent of the Corporation shall be personally liable for the satisfaction of the Corporation’s obligations under this Agreement, and Indemnitee shall look solely to the assets of the Corporation for satisfaction of any claims hereunder.

12.          Severability.  If any provision, phrase, or other portion of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal, or unenforceable, in whole or in part, and such determination becomes final, such provision, phrase, or other portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of the Agreement enforceable, and the Agreement as thus amended shall be enforced to give effect to the intention of the parties insofar as that is possible.

13.          Subrogation.  If any payments are made under this Agreement, the Corporation shall be subrogated to the extent thereof to all rights to indemnification or reimbursement against any insurer or other entity or person that are vested in the Indemnitee, who shall execute all instruments and take all other actions as shall be reasonably necessary for the Corporation to enforce such rights.

14.          Governing Law.  The parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Florida.

15.          Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be considered to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.  If to the Corporation, notice shall be given to the board of directors, Prime Meridian Holding Company, 1471 Timberlane Road, Tallahassee, Florida 32312, or to such other or additional person or persons as the Corporation shall have designated to the Indemnitee in writing.  If to the Indemnitee, notice shall be given to the Indemnitee at the address of the Indemnitee appearing on the Corporation’s records, or to such other or additional person or persons as the Indemnitee shall have designated to the Corporation in writing.

16.          Termination.  This Agreement may be terminated by either party upon not less than 60 days’ prior written notice delivered to the other party, but such termination shall not diminish the obligations of the Corporation hereunder for the Indemnitee’s activities before the effective date of termination.

17.          Amendments and Binding Effect.  This Agreement and the rights and duties of Indemnitee and the Corporation hereunder may not be amended, modified, or terminated except by written instrument signed and delivered by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

18.          No Assignment. Any claim, right, title, benefit, remedy or interest of the Indemnitee in, to or under or arising out of or in connection with this Agreement is personal and may not be sold, assigned, transferred, pledged or hypothecated, but the provisions of this Agreement shall survive the death, disability or incapacity of the Indemnitee or the termination of the Indemnitee’s services as a director or officer of the Corporation, or in any other capacity as to which indemnification is available under this Agreement, and shall inure to the benefit of the Indemnitee’s heirs, devisees, executors, administrators and other legal representatives.

19.          No Third-Party Beneficiaries. This Agreement is not intended to benefit, and has not been entered into for the benefit of, any third parties and, other than as set forth in the preceding paragraph as to heirs, devisees, assignees, executors, administrators, other legal representatives and successors, nothing in this Agreement, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person, except the Corporation and the Indemnitee, any claim, right, benefit or remedy under or because of this Agreement or any provision set forth in this Agreement.

20.          Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.  The Corporation shall have the burden of proof in overcoming the presumption that the Indemnitee is presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification.  Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Corporation overcomes such presumption by clear and convincing evidence.

21.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

22.          Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

In Witness Whereof, the undersigned have executed this Agreement as of the date first above written.

Prime Meridian Holding Company

By:

Its:

Indemnitee

Exhibit A

Form of Undertaking

This Undertaking is entered into by                                     (“Indemnitee”) in accordance with an Indemnification Agreement dated as of                               , 2020 (the “Indemnification Agreement”), by and between Prime Meridian Holding Company, a Florida corporation (the “Corporation”), and Indemnitee.

Recitals:

A.           Under the Indemnification Agreement, the Corporation has agreed to pay Expenses (within the meaning of the Indemnification Agreement) as and when incurred by Indemnitee for any claim against Indemnitee that is the subject of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, or investigative, to which Indemnitee was, is, or is threatened to be made a party by reason of facts that include Indemnitee’s being or having been a director, officer, or representative (within the meaning of the Indemnification Agreement) of the Corporation,

B.           Such a claim has arisen against Indemnitee and Indemnitee has notified the Corporation thereof in accordance with the terms of section 5 of the Indemnification Agreement (hereinafter the “Proceeding”), and

C.           Indemnitee believes that Indemnitee should prevail in the Proceeding, and it is in the interest of both Indemnitee and the Corporation to defend against the claims against Indemnitee thereunder.

Now, Therefore, Indemnitee hereby agrees that in consideration of the Corporation’s advance payment of Indemnitee’s Expenses incurred before final disposition of the Proceeding, Indemnitee hereby undertakes to reimburse the Corporation for any and all expenses paid by the Corporation on behalf of Indemnitee before final disposition of the Proceeding if the Indemnitee is determined under the Applicable Document (within the meaning of the Indemnification Agreement) to be required to repay such amounts to the Corporation under the Indemnification Agreement and applicable law, provided that if Indemnitee is entitled under the Applicable Document to indemnification for some or a portion of such Expenses, Indemnitee’s obligation to reimburse the Corporation shall only be for those Expenses for which Indemnitee is determined to be required to repay such amounts to the Corporation.  Such reimbursement or arrangements for reimbursement by Indemnitee shall be consummated within 90 days after a determination that Indemnitee is required to repay such amounts to the Corporation under the Indemnification Agreement and applicable law.

Further, the Indemnitee agrees to reasonably cooperate with the Corporation concerning such proceeding.

In Witness Whereof, the undersigned has executed this Undertaking this                day of                                   , 20          .

Indemnitee